Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-64284 on Form S-8 of Berkshire Hathaway Inc. of our report dated June 11, 2026, relating to our audit of the financial statements of Benjamin Moore & Co. Deferred Savings and Investment Plan, which appears in this Annual Report on Form 11-K of Benjamin Moore & Co. Deferred Savings and Investment Plan for the year ended December 31, 2025.

/s/ Freed Maxick P.C.

Buffalo, New York
June 11, 2026